Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
SECURITY LAND & DEVELOPMENT CORPORATION
Pursuant to the Offer to Purchase
Dated April 7, 2017
at
$1.57 Per Share
by
AB VALUE PARTNERS, LP AND AB OPPORTUNITY FUND, LLC

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.10 per share, of Security Land & Development Corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by mail, overnight courier, hand or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:
Direct Transfer LLC

By Mail, Overnight Courier or Hand: Direct Transfer Attn: Corporate Actions 500 Perimeter Park Dr Suite D Morrisville NC 27560

By Facsimile Transmission:
(for Eligible Institutions only)
 (646) 225-7274

Confirm Facsimile Transmission
By Telephone Only
(919) 744-2722

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to AB Value Partners, LP, a Delaware limited partnership, and AB Opportunity Fund, LLC, a Delaware limited liability company (collectively, “Purchasers”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2017, and the related Letter of Transmittal that accompanies the Offer to Purchase (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.10 per share, of Security Land & Development Corporation, a Georgia corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:

Certificate Numbers (if available):

If delivery will be by book-entry transfer:

Name of Tendering Institution:

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 of the Exchange Act, and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:

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